Exhibit 10.3

Restricted Stock Unit No.___________

SPERO THERAPEUTICS, INC.

Restricted Stock Unit Award Grant Notice

Restricted Stock Unit Award Grant under the Company’s

2026 Stock Incentive Plan

1.	Name and Address of Participant:

2.	Date of Grant of
Restricted Stock Unit Award:

3.	Maximum Number of Shares underlying
Restricted Stock Unit Award:

4.	Vesting Start Date:

5.

Vesting Schedule: This Restricted Stock Unit Award shall vest as follows provided the Participant is an Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting date:

[Vesting Schedule Description]

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement.

The Company and the Participant acknowledge receipt of this Restricted Stock Unit Award Grant Notice and agree to the terms of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein, the Company’s 2026 Stock Incentive Plan, and the terms of this Restricted Stock Unit Award as set forth above.

SPERO THERAPEUTICS, INC.

By:
Name:
Title:

Participant

SPERO THERAPEUTICS, INC.

RESTRICTED STOCK UNIT AGREEMENT –

INCORPORATED TERMS AND CONDITIONS

AGREEMENT (this “Agreement”) made as of the date of grant set forth in the Restricted Stock Unit Award Grant Notice by and between Spero Therapeutics, Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the Restricted Stock Unit Award Grant Notice (the “Participant”).

WHEREAS, the Company has adopted the 2026 Stock Incentive Plan (the “Plan”), to promote the interests of the Company by providing an incentive for Employees, directors and Consultants of the Company and its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant restricted stock units (“RSUs”) related to the Company’s common stock, $0.001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Grant of Award. The Company hereby grants to the Participant an award for the number of RSUs set forth in the Restricted Stock Unit Award Grant Notice (the “Award”). Each RSU represents a contingent entitlement of the Participant to receive one share of Common Stock, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.
2.
Vesting of Award.
(a)
Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest as set forth in the Restricted Stock Unit Award Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan. On each vesting date set forth in the Restricted Stock Unit Award Grant Notice, the Participant shall be entitled to receive such number of shares of Common Stock equivalent to the number of RSUs as set forth in the Restricted Stock Unit Award Grant Notice provided that the Participant is employed or providing service to the Company or an Affiliate on such vesting date. Such shares of Common Stock shall thereafter be delivered by the Company to the Participant within five business days of the applicable vesting date and in accordance with this Agreement and the Plan.
(b)
Except as otherwise set forth in this Agreement, including Section 2(c) hereof, if the Participant ceases to be employed or providing services for any reason by the Company or by an Affiliate (the “Termination”) prior to a vesting date set forth in the Restricted Stock Unit Award Grant Notice, then as of the date on which the Participant’s employment or service terminates, all unvested RSUs shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect. For the avoidance of doubt, if the Participant ceases to be an Employee of the Company or of an Affiliate but continues after termination of employment to provide service to the Company or an Affiliate as a director or Consultant (or vice versa), this Award shall continue to vest in accordance with this Section 2 until the Participant is no longer providing any services to the Company solely to the extent determined by the Administrator. If no such determination is made, the unvested RSUs shall immediately be forfeited to the Company as described above.

(c)
In the event that a Change of Control (as defined below) occurs and within a period of one (1) year following the Change of Control the Participant’s employment is terminated other than for Cause, death or Disability, all unvested RSUs shall immediately become fully vested as of the date of termination. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following events: (i) Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company, or any affiliate, parent or subsidiary of the Company, or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions; or (ii) Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the Company’s stockholders approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date of this Agreement, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors, or by a committee of the Board of Directors made up of at least a majority of the Incumbent Directors, at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).
3.
Prohibitions on Transfer and Sale. This Award (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company’s securities without receipt of consideration) shall not be transferable by the Participant otherwise than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the shares of Common Stock to be issued pursuant to this Agreement shall be issued, during the Participant’s lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant’s guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void.
4.
Adjustments. The Plan contains provisions covering the treatment of RSUs and shares of Common Stock in a number of contingencies such as stock splits. Provisions in the Plan for adjustment with respect to this Award and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.
5.
Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of shares of Common Stock shall be made in accordance with the requirements of the Securities Act of 1933, as amended. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Common Stock to be granted hereunder. The Company intends to maintain this registration statement but has no obligation to do so. If the registration statement ceases to be effective for any reason, Participant will not be able to transfer or sell any of the shares of Common Stock issued to the Participant pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available. Furthermore, despite registration, applicable securities laws may restrict the ability of the Participant to sell his or her Common Stock, including due to the Participant’s affiliation with the Company. The Company shall not be obligated to either issue the Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any applicable securities law, rule or regulation.

6.
Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement.
7.
Incorporation of the Plan. The Participant specifically understands and agrees that the RSUs and the shares of Common Stock to be issued under the Plan will be issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.
8.
Tax Liability of the Participant and Payment of Taxes.
(a)
The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax or other amounts required to be withheld by the Company by applicable law or regulation.
(b)
The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. To the extent the Participant has not previously executed and delivered to the Company an effective durable automatic sell-to-cover instruction that by its terms would cover any taxes required by law to be withheld with respect to the vesting of the RSUs, at such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock and the Participant is not subject to any restriction on trading activities with respect to the Common Stock pursuant to any Company insider trading or other policy, the Participant shall execute the instruction set forth in Schedule A attached hereto (the “Durable Automatic Sell-to-Cover Instruction”) as the means of satisfying such tax obligation. If the Participant is required to but does not execute the Durable Automatic Sell-to-Cover Instruction prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the Award then vested, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.
9.
Participant Acknowledgements.

The Participant acknowledges the following:

(a)
The Company is not by the Plan or this Award obligated to continue the Participant as an Employee, director or Consultant of the Company or an Affiliate.
(b)
The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.
(c)
The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.
(d)
The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.
(e)
The value of this Award is an extraordinary item of compensation outside of the scope of the Participant’s employment or consulting contract, if any. As such the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

10.
Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Spero Therapeutics, Inc.

675 Massachusetts Avenue

Cambridge, MA 02139

Attention: Chief Financial Officer

If to the Participant at the address set forth on the Restricted Stock Unit Award Grant Notice or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11.
Assignment and Successors.
(a)
This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.
(b)
This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
12.
Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Suffolk County, Massachusetts or the federal courts of the United States for the District of Massachusetts.
13.
Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.
14.
Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.
15.
Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16.
Section 409A. The Award of RSUs evidenced by this Agreement is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code as a “short term deferral” (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(b)(4)(i)), and shall be construed accordingly.
17.
Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Awards and the administration of the Plan; (ii) to the extent permitted by applicable law waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

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SCHEDULE A

DURABLE AUTOMATIC SELL-TO-COVER INSTRUCTION

This Durable Automatic Sell-to-Cover Instruction (this “Instruction”), which is being delivered to Spero Therapeutics, Inc. (the “Company”) by the undersigned on the date set forth below (the “Adoption Date”), relates to the Covered RSUs (as defined following my signature below). This Instruction provides for “eligible sell-to-cover transactions” (as described in Rule 10b5-1(c)(1)(ii)(D)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”)) and is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c)(1) under the Exchange Act.

I acknowledge that upon vesting and settlement of any Covered RSUs in accordance with the applicable RSU’s terms, whether vesting is based on the passage of time or the achievement of performance goals, I will have compensation income equal to the fair market value of the shares of the Company’s common stock subject to the RSUs that are settled on such settlement date and that the Company is required to withhold income and employment taxes in respect of that compensation income.

I desire to establish a plan and process to satisfy such withholding obligation in respect of all Covered RSUs through an automatic sale of the number of the shares of the common stock that would otherwise be issuable to me on each applicable settlement date in an amount sufficient to satisfy the applicable withholding obligation, with the proceeds of the sale delivered to the Company in satisfaction of the applicable withholding obligation.

I understand that the Company has arranged for the administration and execution of its equity incentive programs and the sale of securities by participants thereunder pursuant to a platform administered by a third party (the “Administrator”) and the Administrator’s designated brokerage partner.

Upon the settlement of any of my Covered RSUs after the 30th day following the Adoption Date (or if I am an officer of the Company on the Adoption Date, after the later of: (i) the 90th day following the Adoption Date or (ii) two business days following the disclosure of the Company’s financial results in Form 10-Q or Form 10-K for the completed fiscal quarter in which this Instruction was adopted (or, with respect to this clause (ii), if sooner, the 120th day after adoption of this Instruction)) (the “Cooling-Off Period”), I hereby appoint the Administrator (or any successor administrator) to automatically sell such number of shares of the Company’s common stock issuable with respect to such RSUs that vested and settled as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by me in connection with the vesting and settlement of such RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall receive such net proceeds in satisfaction of such tax withholding obligation.

I hereby appoint the Chief Executive Officer, the Chief Financial Officer, the Head of Legal and the Controller, and any of them acting alone and with full power of substitution, to serve as my attorneys-in-fact to arrange for the sale of shares of the Company’s common stock in accordance with this Instruction. I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of common stock pursuant to this Instruction.

Unless the third and final box in the definition of Covered RSUs below is checked, if I have previously adopted an automatic sale or sell-to-cover instruction relating to Covered RSUs, this Instruction shall be void ab initio.

I hereby certify that, as of the Adoption Date:

(i) I am not prohibited from entering into this Instruction by the Company’s insider trading policy or otherwise;

(ii) I am not aware of any material nonpublic information about the Company or its common stock; and

(iii) I am adopting this Instruction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act.

Print Name:

Date:

Covered RSUs:

The following restricted stock units (“RSUs”) are covered by this Instruction.

Check all applicable boxes:

☐ The first award of RSUs granted to me on or after ______________ [insert date of grant of current RSUs the grant of which is triggering the execution of this Instruction; if instruction is being executed in advance of a grant of RSUs, insert the Adoption Date] and any RSUs that may, from time to time following such date, be granted to me by the Company, other than any future granted RSUs which by the terms of the applicable award agreement require the Company to withhold shares for tax withholding obligations in connection with the vesting and settlement of such RSUs, and therefore do not permit sell-to-cover transactions.

☐ Any outstanding RSUs that were granted to me by the Company prior to the Adoption Date that (1) are not subject to any prior automatic sale or sell-to-cover instruction and (2) for which the next vesting date is after the Cooling-Off Period, other than any previously granted RSUs which by the terms of the applicable award agreement require the Company to withhold shares for tax withholding obligations in connection with the vesting and settlement of such RSUs, and therefore do not permit sell-to-cover transactions.

☐ With respect to any RSUs, whether or not granted to me by the Company prior to the Adoption Date, that already are subject to an automatic sale or sell-to-cover instruction (a “Prior Instruction”), I elect to have such sales effected pursuant to this Instruction and confirm that doing so does not modify or change the amount, price, or timing of such sales from those provided by the Prior Instruction (and, as a result the Cooling-Off Period is not applicable to sales pursuant to this Instruction that were previously subject to the Prior Instruction).